Exhibit 10.2

RESTRICTED SHARE AGREEMENT

RESTRICTED SHARE AGREEMENT (this “Agreement”), entered into as of [                ], between Intelsat Holdings, Ltd. (the “Company”), and [            ] (the “Employee”);

WHEREAS, the Employee has agreed to perform services for the Company or one or more of its Subsidiaries (the “Employer”); and

WHEREAS, in consideration for such services, the Company desires to grant the Employee restricted Shares (the “Restricted Shares”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Company’s 2005 Share Incentive Plan (the “Plan”).

2.	Grant. The Employee is hereby granted, effective as of the Closing and subject to the terms and conditions of this Agreement, [ ] Restricted Shares. The Employee acknowledges that the Restricted Shares will be subject to the terms and conditions set forth in this Agreement and shall be subject to a substantial risk of forfeiture and restrictions on transferability.

3.	Equity Plan. The Restricted Shares and this Agreement shall be subject to the terms of the Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, this Agreement shall govern.

4.	Vesting. So long as the Employee becomes a party to the Shareholders Agreement with respect to any Restricted Shares:

(a)	Time-Vesting Shares. 50 percent of the Restricted Shares (the “Time-Vesting Shares”) shall vest over sixty months with 7/60 of the Time Vesting Shares vesting on August 1, 2005 and the remainder of the Time Vesting Shares vesting in fifty-three equal monthly installments of 1/60 of the Time Vesting Shares per month commencing on September 1, 2005, subject to the Employee’s continued employment on the date of vesting and to Section 5 below.

(b)

Performance Shares. Up to an additional 50 percent of the Restricted Shares (the “Performance Shares”) shall vest if and when the Investors have received (determined in accordance with Section 4(b)(i) and (ii) hereof) a Cumulative Total Return between 2.5 to 3 times the amount invested by the Investors collectively prior to the eighth anniversary of the Closing, subject to the Employee’s continued employment as of the date, if any, that such Cumulative Total Return is reached and to Section 5 below. If the Performance Shares remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited upon such anniversary. The amount of Performance Shares that vest shall be calculated as follows:

(i) The Committee shall determine from time to time whether the Investors have received a Cumulative Total Return equal to or exceeding 2.5 times the amount invested by the Investors. If at any time prior to the eighth anniversary of the Closing, the Cumulative Total Return received by the Investors equals:

(A) 2.5 times the amount invested by the Investors collectively, then 1 Performance Share shall vest;

(B) an amount greater than 2.5 times and less than 3 times the amount invested by the Investors collectively, then the number of Performance Shares which shall vest shall be interpolated on a straight line basis and rounded to the nearest whole share; and

(C) 3 times the amount invested by the Investors collectively, then all of the Performance Shares shall vest.

(ii) If, following each such determination pursuant to clause (i) above, resulting in vesting of Performance Shares, but prior to the eighth anniversary of the Closing Date, the Cumulative Total Return received by the Investors equals or exceeds the highest previous determined multiple of the amount invested by the Investors, a number of additional Performance Shares will vest equal to

(A) the number of Performance Shares that would have vested pursuant to clause 4(b)(i) above had such higher multiple been used, minus

(B) the number of Performance Shares previously vested.

Notwithstanding the foregoing, no additional Performance Shares shall vest after all Performance Shares referred to in Section 4(b)(i) have vested, and upon a corporate transaction in which all of the shares of common stock of the Company and shares of Series A 9.75 preferred stock of the Company are converted into the right to receive cash, Cumulative Total Return shall be finally determined and there shall be no further opportunity to vest in Performance Shares.

5.	Termination of Employment.

(a)	Termination without Cause. In the event of the Employee’s Termination of Employment by the Employer without Cause, subject to the Employee’s continued compliance with any post-termination obligations of the Employee to the Company and its Affiliates (including any obligations pursuant to any employment, severance or termination arrangement):

(i)	Time Vested Shares. Any unvested Time-Vesting Shares (and the related cash dividends and proceeds thereof held by the Company in accordance with Section 7 hereof (“Custodial Dividends”), if any, with respect to such Shares which have not vested at the time of the dividend payment) shall be forfeited as of the date of termination; provided, that if the Termination of Employment without Cause occurs within the six-month period after a Change of Control, all unvested Time-Vesting Shares (and the related Custodial Dividends, if any, with respect to such Shares which have not vested at the time of the dividend payment) shall vest as of the date of termination.

(ii)	Performance Shares. If the Performance Shares (and the related Custodial Dividends, if any, with respect to such Shares which have not vested at the time of the dividend payment) are not vested as of the date of the Employee’s Termination of Employment by the Company without Cause, they shall remain outstanding until the 180th day following the date of termination, and if still unvested as of such day, shall be forfeited; provided, that in the event that such termination is within six months following a merger of the Company with or into, an acquisition by the Company of, or an acquisition of the Company by, any of the entities set forth on Exhibit A of this Agreement or any transaction involving the Company’s Subsidiaries to effectuate the foregoing, the Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) will remain outstanding and if the Investors receive a Cumulative Total Return equal to or in excess of 2.5 times the amount invested by the Investors collectively prior to the eighth anniversary of the Closing, the Employee will vest in a number of Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment), and at the dates of determination referred to in Section 4(b)(i) and (ii) above, equal to the difference between (1) the product of (x) the total number of Performance Shares which would have been vested as of the date of the determination had the Employee remained employed through such date and (y) a fraction, the numerator of which is the period of time that the Employee was employed by an Employer from the Closing and the denominator of which is the period of time from the Closing until the date of such determination, and (2) any Performance Shares that have already vested. All other Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) will be forfeited. If the Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited.

(iii)	Repurchase Right. Subject to Section 6 hereof, any Common Stock held by the Employee as a result of the vesting of Restricted Shares may be repurchased by the Company at any time during the two-year period following (x) the date of Termination of Employment in the event such shares of Common Stock were vested as of such termination and (y) the vesting of Common Stock in the event such vesting occurred after the date of Termination of Employment, each at a price per share equal to the Fair Market Value of such share as of the date of such Termination of Employment, provided, that the repurchase price for Common Stock vesting after Termination of Employment shall be the Fair Market Value of such share on the date of the applicable vesting event.

(b)	Resignation by the Employee. In the event of the Employee’s Termination of Employment by resignation, all unvested Restricted Shares shall be immediately forfeited. Any Common Stock held by the Employee as a result of the vesting of Restricted Shares may be repurchased by the Company at any time following (x) the date of Termination of Employment in the event such shares of Common Stock were vested as of such termination and (y) the vesting of shares of Common Stock in the event such vesting occurred after the date of Termination of Employment at a purchase price per share equal to the lesser of (i) the Fair Market Value of such share on the date of such termination, or (ii) (x) the Fair Market Value of such share on the date of the Closing minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such share (subject to equitable adjustment in the Committee’s discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) but in no event less than the par value of such share.

(c)	Death and Disability.

(i)

Treatment. In the event of the Employee’s Termination of Employment by reason of the Employee’s death or Disability, any Time-Vesting Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) that are not vested as of the date of death or Disability shall vest as of the date of death or Termination of Employment due to Disability. If the Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) are not vested as of the date of death or of Termination of Employment due to Disability, the Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) will remain outstanding and if the Investors receive a Cumulative Total Return equal to or in excess of 2.5 times the amount invested by the Investors collectively prior to the eighth anniversary of the Closing, the Employee will vest in a number of Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment), and at the dates of determination referred to in Section 4(b)(i) and (ii) above, equal to the difference between (1) the product of (x) the total number of Performance Shares which would have been vested as of the date of the determination had the Employee remained employed through such date and (y) a fraction, the numerator of which is the period of time that the Employee was employed by an Employer from the Closing and the denominator of which is the period of time from the Closing until the date of such determination, and (2) any Performance Shares that already vested. All other Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) will be forfeited. If the Performance Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) remain outstanding but not yet vested as of the eighth anniversary of the Closing, they shall be forfeited. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the vesting of any Performance Shares that are not vested as of the date of termination.

(ii)	Repurchase of Vested Shares. Subject to Section 6 hereof, following the Termination of Employment due to death or Disability described above, any Common Stock held by the Employee as a result of the vesting of Restricted Shares may be repurchased by the Company at any time during the two-year period following (x) the date of Termination of Employment in the event such shares of Common Stock were vested as of such termination and (y) the vesting of shares of Common Stock in the event such vesting occurred after the date of Termination of Employment at a price per share equal to the Fair Market Value of such share on the date of such termination, provided, that the repurchase price for shares of Common Stock vesting after Termination of Employment shall be the Fair Market Value of such share on the date of the applicable vesting event.

(e)	Termination for Cause. In the event of the Employee’s Termination of Employment by the Employer for Cause, all Restricted Shares (and the related Custodial Dividends paid, if any, with respect to such Shares which have not vested at the time of the dividend payment) that have not yet been vested (or paid, as applicable) as of the date of termination, shall be forfeited as of the date of termination and from and after the date of such termination, the Company may repurchase any or all of such shares of Common Stock held by the Employee as a result of the vesting of Restricted Shares for a per share purchase price equal to the par value of such share.

6.

Restrictions. In order to receive any grant hereunder, the Employee must be or become a party to the Shareholders Agreement and must execute the proxy attached hereto as Exhibit B of this Agreement. No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Employee until such portion of the Restricted Shares becomes vested in accordance with Section 4 of this Agreement, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. After the time that any portion of the Restricted Shares becomes vested, the transferability of such portion of such shares shall be governed by the Shareholders Agreement. Notwithstanding anything to the contrary in Section 5 hereof, in the event that the Employee has transferred any Common Stock that was held by the Employee as a result of vesting of Restricted Shares to a person or entity other than a Family Member of such Employee or a grantor trust or similar entity for the benefit of such Employee’s Family Member, and such transfer was in accordance with the terms of the Shareholders Agreement, the Company shall not have the right to repurchase such transferred shares. Any transferee of Shares from the Employee (and any subsequent transferee) shall be required to execute the proxy attached hereto as Exhibit B of this Agreement and become a party to the Shareholders Agreement.

7.	Employee Shareholder Rights. Prior to the date on which the Restricted Shares vest, except as otherwise set forth herein, in the Plan or in the proxy executed by the Employee, the Employee shall have all rights of a shareholder with respect to the Restricted Shares. Notwithstanding the foregoing, cash dividends, if any, paid with respect to any Restricted Shares which have not vested at the time of the dividend payment shall be paid to and held in the custody of the Company, shall accrue interest at the lesser of the interest rate applicable to the primary revolving credit agreement of the Company or its Subsidiaries, as in effect from time to time, or 5% compound interest per annum, and shall be subject to the same restrictions that apply to the corresponding Restricted Shares. At such time as any Restricted Share vests (or, at the Company’s election, on the next regular quarterly dividend date), any such Custodial Dividends held by the Company (including any interest thereon payable in accordance with this Section 7) with respect to such vested share shall be paid to the Employee. Following the date upon which the Restricted Shares vest, all sales, transfers, assignments, pledges or other encumbrances and dispositions shall be subject to the terms of the Shareholders Agreement.

8.	Changes in Stock. In the event of any stock split, reverse stock split, dividend, merger, consolidation, recapitalization or similar event affecting the capital structure of the Parent, the number and kind of shares (or other property, including without limitation cash) subject to this Agreement shall be equitably adjusted by the Committee to prevent the dilution or enlargement of the value of the Employee’s Restricted Shares (taking into account any related Custodial Dividends). Notwithstanding anything in this Agreement to the contrary, upon a corporate transaction in which all of the shares of Common Stock and Preferred Shares are converted into the right to receive cash, Cumulative Total Return shall be finally determined and there shall be no further opportunity to vest in any Performance Shares.

9.	Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to any Restricted Shares, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount, provided, that the Company may require the deduction of any such taxes from any payment otherwise due to the Employee, including the delivery of the Restricted Shares that gives rise to the withholding requirement.

10.	Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

12.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and assigns.

13.	Amendment. In addition to any right of the Committee to amend or modify the terms of the Restricted Stock as set forth in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

14.	Laws and Regulations. No shares of Common Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock to the Employee hereunder on the Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

15.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, the Plan or the Shareholders Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b)	This Agreement shall not be construed so as to grant the Employee any right to remain in the employ of the Company or any Subsidiary.

(c)	This Agreement may be executed in counterparts, which together shall constitute one and the same original.

(d)	This Agreement, the Shareholders Agreement and the Plan set forth the entire understanding and agreement of the Employee and the Company (or any Employer) with respect to Restricted Shares of the Company granted on or prior to the date hereof, and supersede any and all other understandings, commitments, term sheets, negotiations or agreements of or between the Employee and the Company (or any Employer) relating to restricted shares of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT HOLDINGS, LTD.

Name:
Title:

ACCEPTED:

The undersigned hereby acknowledges having read this Restricted Share Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

Employee

Exhibit A

New Skies

PanAm Sat

Eutelsat

SES Global

Exhibit B

Intelsat Holdings, Ltd.

Shareholder’s Proxy

By this irrevocable proxy, the undersigned,                      (the “Grantor”) as the holder of shares in Intelsat Holdings, Ltd. (the “Company”) HEREBY APPOINT(S) Andrew Africk, failing whom, R. Allen Haight, failing whom, James Perry and failing whom Andrew Sillitoe, and each of them to be the agent and standing proxy of the undersigned to represent the undersigned and to vote on behalf of the undersigned at any General Meeting of the Company and at any adjournment thereof and, on behalf of the undersigned, to consent to short notice of any such meeting, and, on behalf of the undersigned to execute any resolutions being written resolutions in lieu of any general meeting of the Company.

Dated the                     day of                     ,                     .

[Name of Shareholder]

Signed by the above Grantor

in the presence of:

Witness Signature: –

Witness Name (Print): –

Witness Address (Print): –